EXHIBIT 1

                              AUTOTOTE CORPORATION

                                    as Issuer

                      each of the Subsidiaries named herein

                                  as Guarantors

                                       and

                        IBJ SCHRODER BANK & TRUST COMPANY

                                   as Trustee



                                    INDENTURE

                            Dated as of July 28, 1997



                                  $110,000,000

                     10 7/8% Senior Notes due 2004, Series A
                                       and
                     10 7/8% Senior Notes due 2004, Series B

                              CROSS-REFERENCE TABLE

  TIA                                                   Indenture
Section                                                  Section

310       (a)(1)......................................  7.10
          (a)(2)......................................  7.10
          (a)(3)......................................  N.A.
          (a)(4)......................................  N.A.
          (a)(5)......................................  7.08; 7.10
          (b).........................................  7.08; 7.10; 11.02
          (c).........................................  N.A.
311       (a).........................................  7.11
          (b).........................................  7.11
          (c).........................................  N.A.
312       (a).........................................  2.05
          (b).........................................  11.03
          (c).........................................  11.03
313       (a).........................................  7.06
          (b)(1)......................................  N.A.
          (b)(2)......................................  7.06
          (c).........................................  7.06; 11.02
          (d).........................................  7.06
314       (a).........................................  4.07; 4.08; 11.02
          (b).........................................  10.02
          (c)(1)......................................  7.02; 11.04
          (c)(2)......................................  7.02; 11.04
          (c)(3)......................................  10.05
          (d).........................................  10.03; 10.06; 10.07
          (e).........................................  11.05
          (f).........................................  N.A.
315       (a).........................................  7.01(b)
          (b).........................................  7.05; 11.02
          (c).........................................  7.01(a)
          (d).........................................  7.01(c)
          (e).........................................  6.11
316       (a)(last sentence)..........................  2.09
          (a)(1)(A)...................................  6.05
          (a)(1)(B)...................................  6.04
          (a)(2)......................................  N.A.
          (b).........................................  6.07
          (c).........................................  9.05
317       (a)(1)......................................  6.08
          (a)(2)......................................  6.09
          (b).........................................  2.04
318       (a).........................................  11.01
          (c).........................................  11.01


N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS


                                                                            Page

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions ...................................................1
SECTION 1.02. Incorporation by Reference of TIA.............................25
SECTION 1.03. Rules of Construction.........................................25

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form and Dating ..............................................26
SECTION 2.02. Execution and Authentication..................................27
SECTION 2.03. Registrar and Paying Agent....................................28
SECTION 2.04. Paying Agent To Hold Assets in Trust..........................29
SECTION 2.05. Securityholder Lists..........................................29
SECTION 2.06. Transfer and Exchange.........................................29
SECTION 2.07. Replacement Securities........................................30
SECTION 2.08. Outstanding Securities........................................31
SECTION 2.09. Treasury Securities...........................................31
SECTION 2.10. Temporary Securities..........................................31
SECTION 2.11. Cancellation .................................................32
SECTION 2.12. Defaulted Interest............................................32
SECTION 2.13. CUSIP Number .................................................33
SECTION 2.14. Deposit of Moneys.............................................33
SECTION 2.15. Book-Entry Provisions for Global Securities...................33
SECTION 2.16. Registration of Transfers and Exchanges.......................35
SECTION 2.17. Designation ..................................................40
SECTION 2.18. Additional Interest Under Registration Rights Agreement.......41

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee............................................41
SECTION 3.02. Selection of Securities To Be Redeemed........................41
SECTION 3.03. Notice of Redemption..........................................42
SECTION 3.04. Effect of Notice of Redemption................................43
SECTION 3.05. Deposit of Redemption Price...................................43

SECTION 3.06. Securities Redeemed in Part...................................44

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Securities.........................................44
SECTION 4.02. Maintenance of Office or Agency...............................44
SECTION 4.03. Limitation on Restricted Payments.............................45
SECTION 4.04. Limitation on Incurrence of Additional Indebtedness...........47
SECTION 4.05. Corporate Existence...........................................48
SECTION 4.06. Payment of Taxes and Other Claims.............................48
SECTION 4.07. Maintenance of Properties and Insurance.......................49
SECTION 4.08. Compliance Certificate; Notice of Default.....................50
SECTION 4.09. Compliance with Laws..........................................51
SECTION 4.10. Commission Reports............................................51
SECTION 4.11. Waiver of Stay, Extension or Usury Laws.......................52
SECTION 4.12. Limitation on Transactions with Affiliates....................52
SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                Affecting Subsidiaries......................................53
SECTION 4.14. Limitation on Liens............................................55
SECTION 4.15. Change of Control..............................................55
SECTION 4.16. Limitation on Asset Sales......................................57
SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.......61
SECTION 4.18. Sale and Leaseback Transactions................................62
SECTION 4.19. Limitation of Guarantees by Restricted Subsidiaries............62

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.......................63
SECTION 5.02. Successor Corporation Substituted..............................65

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default..............................................66

SECTION 6.02. Acceleration ..................................................68
SECTION 6.03. Other Remedies ................................................68
SECTION 6.04. Waiver of Past Defaults........................................69
SECTION 6.05. Control by Majority............................................69
SECTION 6.06. Limitation on Suits............................................69
SECTION 6.07. Rights of Holders To Receive Payment...........................70
SECTION 6.08. Collection Suit by Trustee.....................................70
SECTION 6.09. Trustee May File Proofs of Claim...............................71
SECTION 6.10. Priorities ....................................................71
SECTION 6.11. Undertaking for Costs..........................................72
SECTION 6.12. Restoration of Rights and Remedies.............................72

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee..............................................72
SECTION 7.02. Rights of Trustee..............................................74
SECTION 7.03. Individual Rights of Trustee...................................75
SECTION 7.04. Trustee's Disclaimer...........................................76
SECTION 7.05. Notice of Default..............................................76
SECTION 7.06. Reports by Trustee to Holders..................................76
SECTION 7.07. Compensation and Indemnity.....................................77
SECTION 7.08. Replacement of Trustee.........................................78
SECTION 7.09. Successor Trustee by Merger, Etc...............................79
SECTION 7.10. Eligibility; Disqualification..................................80
SECTION 7.11. Preferential Collection of Claims Against Company..............80

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Company's Obligations.......................80
SECTION 8.02. Legal Defeasance and Covenant Defeasance.......................81
SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance..........83
SECTION 8.04. Application of Trust Money.....................................85
SECTION 8.05. Repayment to the Company.......................................85
SECTION 8.06. Reinstatement .................................................86

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.....................................86

SECTION 9.02. With Consent of Holders........................................87
SECTION 9.03. Compliance with TIA............................................89
SECTION 9.04. Revocation and Effect of Consents..............................89
SECTION 9.05. Notation on or Exchange of Securities..........................89
SECTION 9.06. Trustee To Sign Amendments, Etc................................90

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES

SECTION 10.01. Unconditional Guarantee.......................................90
SECTION 10.02. Limitations on Guarantees.....................................92
SECTION 10.03. Execution and Delivery of Guarantee...........................92
SECTION 10.04. Release of a Guarantor........................................93
SECTION 10.05. Waiver of Subrogation.........................................94
SECTION 10.06. Obligations Continuing........................................95
SECTION 10.07. Obligations Reinstated........................................95
SECTION 10.08. Waiver .......................................................95
SECTION 10.09. No Obligation To Take Action Against the Company..............95
SECTION 10.10. Default and Enforcement.......................................96
SECTION 10.11. Amendment, Etc. ..............................................96
SECTION 10.12. Acknowledgment. ..............................................96
SECTION 10.13. Costs and Expenses............................................96
SECTION 10.14. No Waiver; Cumulative Remedies................................96
SECTION 10.15. Successors and Assigns........................................97
SECTION 10.16. Contribution .................................................97
SECTION 10.17. Future Guarantors.............................................97

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01. TIA Controls .................................................97
SECTION 11.02. Notices ......................................................98
SECTION 11.03. Communications by Holders with Other Holders..................99
SECTION 11.04. Certificate and Opinion as to Conditions Precedent............99
SECTION 11.05. Statements Required in Certificate or Opinion................100
SECTION 11.06. Rules by Trustee, Paying Agent, Registrar....................100
SECTION 11.07. Legal Holidays ..............................................100
SECTION 11.08. Governing Law ...............................................101
SECTION 11.09. No Adverse Interpretation of Other Agreements................101
SECTION 11.10. No Recourse Against Others...................................101

SECTION 11.11. Successors ..................................................101
SECTION 11.12. Duplicate Originals..........................................101
SECTION 11.13. Severability ................................................101

SIGNATURES..................................................................103

Exhibit A -   Form of Series A Security.....................................A-1

Exhibit A-2 - Form of Legend for Regulation S Security......................A-2

Exhibit B -   Form of Series B Security.....................................B-1

Exhibit C -   Form of Legend for Global Securities..........................C-1

Exhibit D -   Form of Certificate to Be Delivered upon Exchange or
                Registration of Transfer of Securities......................D-1

Exhibit E -   Form of Certificate to Be Delivered in Connection
                with Transfers to Institutional Accredited Investors........E-1

Exhibit F -   Form of Certificate to Be Delivered in Connection with
                Regulation S Transfers......................................F-1

Exhibit G -   Form of Guarantee.............................................G-1

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of July 28, 1997, between Autotote Corporation, a Delaware corporation (the "Company"), Autotote Lottery Corp., Autotote Enterprises Inc., Autotote Communication Services, Inc., Marvin H. Sugarman Productions, Inc., Racing Technology, Inc., Autotote Keno Corp., Autotote Systems Inc., Autotote International Inc., Autotote Management Corp., Autotote Mexico, Ltd. and Newark Holdings, Inc. (collectively, the "Guarantors") and IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (the "Trustee").

     The Company has duly authorized the creation of an issue of 10 7/8% Senior Notes due 2004 (the "Series A Securities") and Series B 10 7/8% Senior Notes due 2004 (the "Series B Securities," and together with the Series A Securities, the "Securities") and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid Obligations of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


     SECTION 1.01. Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person and not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

     "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company; provided, however, that the term "Affiliate" shall not include the Company or any Subsidiary of the Company so long as no Affiliate of the Company has any direct or indirect interest therein, except through the Company or its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Affiliate Transaction" has the meaning set forth in Section 4.12.

     "Agent" means the Registrar or any Paying Agent.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction that does not give rise to a Capitalized Lease Obligation) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets (other than cash or Cash Equivalents) of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration (exclusive of indemnities) of less than $500,000, (ii) the sale of accounts receivable, (iii) the sale, lease, conveyance, disposition or other transfer of inventory, wagering systems or related equipment or intangible assets in the ordinary course of business, (iv) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries or any Guarantor as permitted under
Section 5.01, (v) sales, transfers or other dispositions of assets resulting from the creation, incurrence or assumption of (but not any foreclosure with respect to) any Lien not prohibited by the provisions described under Section 4.14, and (vi) sales, transfers or other dispositions of assets which are Restricted Investments or Restricted Payments permitted under Section 4.03.

     "Attributable Debt" in respect of a sale and leaseback transaction consummated subsequent to the Issue Date means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of the Company or such other Person.

     "Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Services or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Rating Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250 million; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than a Permitted Holder or Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Com-pany (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group, other than a Permitted Holder or Holders, shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding Capital Stock of the Company entitled under ordinary circumstances to elect as majority of the directors of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election as a member of the Board of Directors was previously so approved.

     "Change of Control Offer" has the meaning set forth in Section 4.15.

     "Change of Control Payment Date" has the meaning set forth in Section 4.15.

     "Commission" or "SEC" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (iii) Consolidated Interest Expense and (iv) Consolidated Non-cash Charges.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment or retirement of other Indebtedness (and the application of the proceeds thereof) at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and
(ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in common stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, capitalized interest, and imputed interest with respect to Attributable Debt (but excluding (i) the write-off of deferred financing costs associated with the Indebtedness being refinanced with the proceeds of the sale of the Securities and (ii) the amortization of deferred financing charges associated with the issuance of the Securities and the New Credit Agreement), for such period determined on a consolidated basis in conformity with GAAP; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) after tax gains but not losses from Asset Sales (without regard to the $500,000 threshold in clause (i) of the definition of Asset Sale) or abandonments or reserves relating thereto, (b) items classified as extraordinary or nonrecurring gains but not losses, and the related tax effects according to

GAAP, (c) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary of such first Person or is merged or consolidated with it or any Subsidiary, (d) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (e) the net loss of any Person, other than a Restricted Subsidiary of the Company, (f) the net income of any Person, other than a Restricted Subsidiary, in which such Person has an interest, except to the extent of cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person, and (g) gains from retirement of debt.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP less (to the extent otherwise included in accordance with GAAP) amounts attributable to Disqualified Capital Stock.

     "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Corporate Trust Office" means the principal office of the Trustee where it conducts its corporate trust administrative functions, which office is currently located at One State Street, New York, New York 10004.

     "Covenant Defeasance" has the meaning set forth in Section 8.02

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

     "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Securities.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair market value shall be determined by the board of directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee.

     "Final Maturity Date" means August 1, 2004.

     "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantor" means (i) each of Autotote Lottery Corp., Autotote Enterprises Inc., Autotote Communication Services, Inc., Marvin H. Sugarman Productions, Inc., Racing Technology, Inc., Autotote Keno Corp., Autotote Systems Inc., Autotote Products, Inc., HTP Inc., Autotote International Inc., Autotote Management Corp., Autotote Mexico, Ltd. and Newark Holdings, Inc. and (ii) each of the Company's Restricted Subsidiaries organized in the United States that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

     "Global Security" means a security evidencing all or a portion of the Securities issued to the Depository or its nominee in accordance with Section
2.01 and bearing the legend set forth in Exhibit C.

     "Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "incur" has the meaning set forth in Section 4.04.

     "Indebtedness" means with respect to any Person, without duplication, (i) the principal amount of all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Obligations of such Person to pay the deferred purchase price of property, all conditional sale Obligations and all Obligations under any title retention agreement (but excluding accounts payable and other current liabilities arising in the ordinary course of business), (v) all Obligations of such person for the reimbursement of any obligor on any letter of credit or banker's acceptance, (vi) guarantees and other contingent Obligations of such Person in respect of

Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Indebtedness of any other Person of the type referred to in clauses (i) through (vi) above which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value at such date of any asset subject to any Lien securing the Indebtedness of others and the amount of the Indebtedness secured,
(viii) all Obligations under currency agreements relating to currency swap agreements and interest swap agreements of such Person, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the amount of all unconditional Obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent Obligations described above.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

     "Interest Swap Obligations" means the Obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Subsidiaries on commercially reasonable terms. For the purposes of Section 4.03, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and
(ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed.

     "Issue Date" means the date of original issuance of the Securities.

     "Legal Defeasance" has the meaning set forth in Section 8.02

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) the amounts of (x) any repayments of debt secured, directly or indirectly, by Liens on the assets which are the subject of such Asset Sale or (y) any repayments of debt associated with such assets which is due by reason of such Asset Sale (i.e., such disposition is permitted by the terms of the instruments evidencing or applicable to such debt, or by the terms of a consent granted thereunder, on the condition the proceeds (or portion thereof) of such disposition be applied to such debt), and other fees, expenses and other expenditures, in each case, reasonably incurred as a consequence of such repayment of debt (whether or not such fees, expenses or expenditures are then due and payable or made, as the case may be); (d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Restricted Subsidiaries shall constitute Net Cash Proceeds on such date and (e) all amounts deemed appropriate by the Company (as evidenced by a signed certificate of the Chief Financial Officer of the Company delivered to the Trustee) to be provided as a reserve, in accordance with GAAP ("GAAP Reserves"), against any liabilities associated with such assets which are the subject of such Asset Sale; (f) all foreign, federal, state and local taxes payable (including taxes reasonably estimated to the payable) in connection with or as a result of such Asset Sale; and (g) with respect to Asset Sales by Restricted Subsidiaries of the Company, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary. Notwithstanding the foregoing, Net Cash Proceeds shall not include proceeds received in a foreign jurisdiction from an Asset Sale of an asset located outside the United States to the extent (i) such proceeds cannot under applicable law be transferred to the United States or (ii) such transfer would result (in the good faith determination of the Board of Directors of the Company set forth in a Board Resolution) in a foreign tax liability that would be materially greater than if such Asset Sale occurred in the United States; provided that if, as, and to the extent that any of such proceeds may lawfully be in the case of clause (i) or are in the case of clause (ii) transferred to the United States, such proceeds shall be deemed to be cash payments that are subject to the terms of this definition of Net Cash Proceeds.

     "Net Proceeds Offer" has the meaning set forth in Section 4.16.

     "Net Proceeds Offer Amount" has the meaning set forth in Section 4.16.

     "Net Proceeds Offer Payment Date" has the meaning set forth in Section
4.16.

     "Net Proceeds Offer Trigger Date" has the meaning set forth in Section
4.16.

     "New Credit Agreement" means the New Credit Agreement dated as of July 28, 1997 between the Company and the lenders thereto including all related notes, collateral documents and guarantees in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the total commitment under, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Obligations" means all obligations for principal, premium, Additional Interest, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, the

Secretary or any Assistant Vice President or Assistant Secretary of such Person.

     "Officers' Certificate" means a certificate signed by two Officers of the Company.

     "Offshore Physical Securities" has the meaning set forth in Section 2.01.

     "Opinion of Counsel" means a written opinion from legal counsel which opinion is reasonably acceptable to the Trustee and which counsel may be counsel to or an employee of the Company or counsel to the Trustee.

     "Participants" has the meaning set forth in Section 2.15.

     "Paying Agent" has the meaning set forth in Section 2.03.

     "Permitted Holders" means Thomas H. Lee Company (or any Person wholly-owned or controlled by Thomas H. Lee Company (a "TH Lee Company") or any fund or trust for which the Thomas H. Lee Company or a TH Lee Company acts as investment advisor or over which Thomas H. Lee Company or a TH Lee Company has voting control), Larry J. Lawrence (or Lawrence, Tyrrell Ortale & Smith, a New York limited partnership of which Larry J. Lawrence is the general partner) and A. Lorne Weil (or the 1989 Lorne Weil Trust).

     "Permitted Indebtedness" means, without duplication, (i) the Securities,
(ii) Indebtedness incurred pursuant to the New Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the sum of the aggregate commitments pursuant to the New Credit Agreement as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder (excluding any such required permanent repayment and corresponding permanent commitment reduction to the extent refinanced at the time of payment under a replaced New Credit Agreement) and less the amount of any prepayment made with the proceeds of an Asset Sale in accordance with Section 4.16, (iii) other Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date, (iv) Interest Swap Obligations of the Company or any of its Subsidiaries covering Indebtedness of the Company or any of its Subsidiaries; provided, however, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company or any of its Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness, (v) Indebtedness under Currency Agreements, (vi) intercompany Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness under this clause (vi), (vii) Acquired Indebtedness to the extent the Company could have incurred such Indebtedness in accordance with
Section 4.04 on the date such Indebtedness became Acquired Indebtedness, (viii)
(A) guarantees by Restricted Subsidiaries pursuant to Section 4.19 or guarantees by Restricted Subsidiaries of Indebtedness of other Restricted Subsidiaries to the extent that such Indebtedness is otherwise permitted under this Indenture and (B) guarantees by the Company of its Wholly Owned Restricted Subsidiaries' Indebtedness; provided that such Indebtedness is permitted to be incurred under this Indenture, (ix) Indebtedness incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business, in aggregate not to exceed $10 million in any fiscal year of the Company; provided, however, that any unused amounts under this clause (ix) may be carried over to the next (but not any subsequent) fiscal year); and provided, further, that any such unused amounts which are carried forward to the next fiscal year are to be used only after the $10 million with respect to such fiscal year has been used in full, (x) Indebtedness of the Company or any Restricted Subsidiary evidenced by Capitalized Lease Obligations not to exceed $10 million principal amount at any one time outstanding, (xi) guarantees, letters of credit and indemnity agreements relating to performance and surety bonds incurred in the ordinary course of business, (xii) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness in accordance with Section 4.04 (other than pursuant to clause
(ii),

(vi), (ix), (x) or (xiii) of this definition), including any additional Indebtedness incurred to pay premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; provided, however, that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold, and (xiii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $20 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Credit Agreement).

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in, or for the benefit of, any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter and including Investments in any Person, if after giving effect to such Investment, such Person would be a Restricted Subsidiary of the Company) and Investments in, or for the benefit of, the Company by any Restricted Subsidiary of the Company; (ii) cash and Cash Equivalents; (iii) Investments existing on the Issue Date (including the Company's Investment on the Issue Date in SJC Video Corporation which shall be designated as an Unrestricted Subsidiary on the Issue Date); (iv) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of or other resolution of claims or disputes, and in each case, extensions, modifications and remands thereof; (v) so long as no Default or Event of Default has occurred loans and advances in the ordinary course of business by the Company and its Restricted Subsidiaries to their respective employees not to exceed $1 million at any one time outstanding; (vi) so long as no Default or Event of Default has occurred, additional Investments in a Person or Persons principally engaged in a Related Business not to exceed $20 million at any one time outstanding; (vii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided, however, in the case of an Asset Sale, such Asset Sale is effected in compliance with Section 4.16; (viii) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and otherwise in compliance with this Indenture; (ix) the amount of the Company's Investment in TEK as of the Issue Date at such time as TEK ceases to be a Restricted Subsidiary pursuant to the TEK Transaction; and (x) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness or other obligations otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture.

     "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; (iii) Liens incurred or deposits made in the ordinary course of business, including in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of Obligations for the payment of borrowed money); (iv) judgment Liens not giving rise to an Event of Default; (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (vi) any interest or title of a lessor under any Capitalized Lease Obligation; (vii) (A) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (1) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (2) the Lien securing such Indebtedness shall be created within 90 days of such acquisition; and (B) Liens securing Indebtedness incurred in reliance on clause (ix) of the definition of Permitted Indebtedness to the extent the assets subject to such

Lien are acquired or improved with the proceeds of such Indebtedness; (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods; (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture; (xii) Liens securing Indebtedness under Currency Agreements which Currency Agreements relate to Indebtedness that is otherwise permitted under this Indenture; (xiii) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (xi) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided, however, that in the case of such clause
(xi), the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced; (xiv) Liens securing Acquired Indebtedness incurred in accordance with Section 4.16; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;
(xv) Liens securing any Indebtedness and other obligations under the New Credit Agreement to the extent constituting Permitted Indebtedness; (xvi) Liens securing Indebtedness incurred in reliance on clause (xiii) of the definition of Permitted Indebtedness; (xvii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(xviii) Liens on contract revenues to secure Indebtedness incurred in reliance on clause (ix), (x) or (xi) of the definition of Permitted Indebtedness; provided that the proceeds of such Indebtedness were used by the Company or a Restricted Subsidiary to acquire property or equipment which was utilized by the Company or a Restricted Subsidiary to generate, in whole or in part, such contract revenues; and (xix) Liens at any time outstanding with respect to assets of the Company and its Restricted Subsidiaries the fair market value of which at the time the Lien was imposed does not exceed $500,000.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "Physical Securities" has the meaning set forth in Section 2.01.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "principal" of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

     "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A.

     "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with
Article 11 of Regulation S-X under the Securities Act.

     "Productive Assets" means assets (including Capital Stock and licenses or other similar rights to operate) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale; provided, however, that accounts receivable acquired as part of an acquisition of assets of a kind used or usable in such businesses shall be deemed to be Productive Assets.

     "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

     "Purchase Agreement" means the purchase agreement dated as of July 21, 1997 by and between the Company, the Guarantors and the Initial Purchaser.

     "Qualified Capital Stock" means any stock that is not Disqualified Capital Stock.

     "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

     "Record Date" means the applicable Record Date (whether or not a Business
Day) specified in the Securities.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

     "Registered Exchange Offer" means the offer to exchange the Series B Securities for all of the outstanding Series A Securities in accordance with the Registration Rights Agreement.

     "Registrar" has the meaning set forth in Section 2.03.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date between the Company, the Guarantors and the Initial Purchaser.

     "Regulation S" means Regulation S under the Securities Act.

     "Related Business" means the businesses of the Company and its Restricted Subsidiaries as conducted on the Issue Date and similar or related businesses or reasonable extensions, developments or expansions thereof.

     "Responsible Officer" means, when used with respect to the Trustee, any officer in the Corporate Trust Administration Group at the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" has the meaning set forth in Section 4.03.

     "Restricted Period" means 40 days after the later of commencement of the offering of the Securities and the Issue Date.

     "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Corporation and its successors.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property; provided, however, that a Sale and Leaseback Transaction shall not include a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration (exclusive of indemnities) of less than $250,000.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

     "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subordinated Debentures" means the Company's 5 1/2% Convertible Subordinated Debentures due 2001.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Surviving Entity" has the meaning set forth in Section 5.01.

     "TEK Transaction" means the proposed disposition by the Company or its Restricted Subsidiaries of up to a 50% equity interest in TEK Turfelektronik GmbH ("TEK") to customers of TEK for future consideration to consist of long term service contracts and capital expenditure commitments.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, or as the TIA may otherwise be amended from time to time.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Unrestricted Subsidiary" of any Person means (i) SJC Video Corporation,
(ii) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such

Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that with respect to clauses (ii) and (iii) above (x) the Company certifies to the Trustee that such designation complies with Section 4.03 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with
Section 4.04 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations of and obligations guaranteed by the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     "U.S. Physical Securities" has the meaning set forth in Section 2.01.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

     SECTION 1.02. Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Securities.

     "indenture security holder" means a Holder or a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and, in each case, not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03. Rules of Construction.

     Unless the context otherwise requires:

          (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (2) "or" is not exclusive;

          (3) words in the singular include the plural, and words in the plural include the singular;

          (4) provisions apply to successive events and transactions; and

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                 THE SECURITIES


     SECTION 2.01. Form and Dating.

     The Series A Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto. The Series B Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication and shall show the date of its issuance. Each Security shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit G hereto.

     The terms and provisions contained in the Securities, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Securities offered and sold in their initial distribution in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A hereto ("Global Securities"), deposited with the Trustee, as custodian for the Depository, and duly executed by the Company (and having an executed Guarantee from each of the Guarantors endorsed thereon), and shall bear the legend set forth on Exhibit C hereto. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Securities in registered form set forth in Exhibit A hereto (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A hereto (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

     Securities issued in exchange for interests in a Global Security pursuant to Section 2.16 may be issued in the form of Physical Securities in registered form in substantially the form set forth in Exhibit A hereto.

     All Offshore Physical Securities offered and sold in reliance on Regulation S shall remain in the form of a Physical Security until the consummation of the exchange offer pursuant to the Registration Rights Agreement.

     Series B Securities shall be issued in global form and shall bear the legend set forth on Exhibit C and be in substantially the form of Exhibit B.

     SECTION 2.02. Execution and Authentication.

     Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Series A Securities for original issue on the Issue Date in the aggregate principal amount not to exceed $110,000,000, and (ii) Series B

Securities from time to time only in exchange for a like principal amount of Series A Securities, in each case upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated, the series of Securities and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $110,000,000, except as provided in Section 2.07. Upon receipt of a written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution for Securities originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

     SECTION 2.03. Registrar and Paying Agent.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Securities, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 45 days notice to the Company.

     SECTION 2.04. Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it in a separate trust. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

     SECTION 2.05. Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee by each Record Date and at such other times as the Trustee may reasonably request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list (subject to Section 7.01 hereof) may be conclusively relied upon by the Trustee.

     SECTION 2.06. Transfer and Exchange.

     Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such

Securities for an equal principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and provided, further, that the Registrar shall not register the transfer or exchange of any Security in a denomination other than $1,000 or an integral multiple of $1,000 in connection with any transfer or exchange of a Security. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

     Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

     SECTION 2.07. Replacement Securities.

     If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's and Company's requirements are met. If required by the Trustee or the Company, such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Guarantors, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security shall consti-tute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

     SECTION 2.08. Outstanding Securities.

     Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

     If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or the Final Maturity Date the Paying Agent holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee has received notice are so owned shall be disregarded.

     The Trustee may require an Officers' Certificate listing Securities owned by the Company or its Affiliates.

     SECTION 2.10. Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

     SECTION 2.11. Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and (subject to the record retention provisions of applicable law) destroy all Securities surrendered for transfer, exchange, payment or cancellation, and deliver a certificate of destruction to the Company. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

     SECTION 2.12. Defaulted Interest.

     The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Securities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the

Trustee (or cause the Trustee to mail) a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular Record Date for the Interest Payment Date for which interest has not been paid.

     Notwithstanding the foregoing, the Company may make payment of defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the securities may be listed.

     SECTION 2.13. CUSIP Number.

     The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

     SECTION 2.14. Deposit of Moneys.

     Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Final Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Final Maturity Date, as the case may be.

     SECTION 2.15. Book-Entry Provisions for Global Securities.

     (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C hereto.

     Members of, or direct or indirect participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in Global Series A Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Securities.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

     (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

     (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) of this
Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend and in addition Offshore Physical Securities shall bear the legend set forth in Exhibit A-2.

     (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     SECTION 2.16. Registration of Transfers and Exchanges.

     (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar with a request:

               (i) to register the transfer of the Physical Securities; or

               (ii) to exchange such Physical Securities for an equal number of Physical Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for registration of transfer or exchange:

                   (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                  (A) if such Physical Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

                  (B) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

                  (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or

                  (D) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with Regulation S under the Securities Act; or

                  (E) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with Rule 144 under the Securities Act; or

                  (F) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of

                  Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the rules and regulations under the Securities Act applicable to such exemption.

                  (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:

                  (A) certification, substantially in the form of Exhibit D hereto, that such Physical Security is being transferred (I) to Qualified Institutional Buyer,
                           (II) to an Institutional Accredited Investor or (III) in an offshore transaction in reliance on Regulation S; and

                  (B) written instructions directing the Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar shall cancel such Physical Security and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the principal amount of Securities represented by the applicable Global Security to be increased accordingly.

                  (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor. Upon receipt by the Registrar of written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the registration of transfer of an interest in a Global Security to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar shall, in the case of an exchange of all interests in Global Series A Securities for interests in Global Series B Securities, cancel such Global Securities (or Global Security) andthe Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate and deliver a Series B Global Security. In the case of a partial exchange of interests in Global Series A Securities for interests in Global Series B Securities, the Trustee shall reflect the applicable increase and decrease of the principal amount of Securities represented by such Global Securities on its records.

                  (d) Transfer of a Beneficial Interest in a Series A Global Security for a Series A Physical Security.

                    (i) Any Person having a beneficial interest in a Global Security may exchange upon request such beneficial interest for a Series A Physical Security. Upon receipt by the Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in such a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

               (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit D hereto); or

               (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit D hereto); or

               (C) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect

                    (substantially in the form of Exhibit D hereto) and a Transferee Certificate for Institutional Accredited Investors substantially in the form of Exhibit E hereto; or

               (D) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto), a Transferee Certificate for Regulation S Transfers substantially in the form of Exhibit F hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with Regulation S under the Securities Act; or

               (E) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with Rule 144 under the Securities Act; or

               (F) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the rules and regulations under the Securities Act applicable to such exemption, then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and make available for delivery to the transferee a Physical Security.

               (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section

          2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall make available for delivery such Physical Securities to the Persons in whose names such Physical Securities are so registered.

                  (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized and directed to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

                  (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.17. Designation.

     The Indebtedness evidenced by the Securities is hereby irrevocably designated as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.

                  SECTION 2.18. Additional Interest Under Registration Rights Agreement.

     Under certain circumstances, the Company shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 5 of the Registration Rights Agreement. The terms thereof are hereby incorporated herein by reference. References in this Indenture to payments of interest shall be deemed to include payments of Additional Interest.


                                  ARTICLE THREE

                                   REDEMPTION


     SECTION 3.01. Notices to Trustee.

     If the Company elects to redeem Securities pursuant to Paragraph 5 or Paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.02. Selection of Securities To Be Redeemed.

     In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part; and provided, further, that if a redemption is made with the proceeds of a Public Equity Offering pursuant to Paragraph 6 of the Securities, selection of the Securities or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

     The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 or less may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     SECTION 3.03. Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed (including the CUSIP number(s), if any) and shall state:

               (1) the Redemption Date;

               (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

               (3) the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

               (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

               (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

               (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

               (8) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

     SECTION 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

     SECTION 3.05. Deposit of Redemption Price.

     On or before 11:00 a.m. New York Time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Com-pany to the Trustee for cancellation). The Paying Agent or Trustee shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

     SECTION 3.06. Securities Redeemed in Part.

     Upon surrender of a Security that is to be redeemed in part only, the Trustee shall authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.


                                  ARTICLE FOUR

                                   COVENANTS


     SECTION 4.01. Payment of Securities.

     The Company will pay the principal of and interest on the Securities in the manner provided in the Securities and in this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. Interest including defaulted and Additional Interest, if any, will be computed on the basis of a 360-day year comprised of twelve 30-day months and in the case of a partial month, the actual number of days elapsed.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

     SECTION 4.02. Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02. The Company hereby initially designates the office of the Trustee at One State Street, New York, New York 10004 as its office or agency in the Borough of Manhattan, The City of New York where presentations and surrenders may be made and notices or demands may be served on the Company.

     SECTION 4.03. Limitation on Restricted Payments.

     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or in warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options (other than debt securities or Disqualified Capital Stock) to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock, warrants, rights or options for Qualified Capital Stock and/or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, (c) make any voluntary purchase, defeasance, redemption, prepayment, or other acquisition or retirement for value, more than 3 months prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate (pursuant to its terms) or junior in right of payment (pursuant to its terms) to the Securities, or (d) make any Restricted Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Section 4.04, or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to July 31, 1997 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (y) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock or for warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock of the Company, including Qualified Capital Stock issued upon the conversion of convertible Indebtedness, plus (z) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (a) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment (in each case to the extent not included in the Company's Consolidated Net Income).

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not be violated by reason of: (1) the payment of any dividend or distribution or the redemption of any securities within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice by the Company of such redemption, if the dividend or distribution would have been permitted on the date of declaration or the redemption would have been permitted on the date of the giving of the formal notice thereof; (2) so long as no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company or the making of a Restricted Investment, either (i) in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock, or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities or Disqualified Capital Stock) to acquire Qualified Capital Stock; (3) so long as no Default or Event of Default shall have oc-
curred and be continuing, the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Securities, either (i) in exchange for shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities) to acquire Qualified Capital Stock or for Indebtedness of the Company which is subordinate or junior in right of payment to the Securities (pursuant to its terms), at least to the extent that the Indebtedness being acquired is subordinated to the Securities, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being acquired or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock and/or warrants, rights or options (other than debt securities) to acquire Qualified Capital Stock or Indebtedness of the Company which is subordinate or junior in right of payment to the Securities (pursuant to its terms), at least to the extent that the Indebtedness being acquired is subordinated to the Securities, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being refinanced; (4) so long as no Default or Event of Default shall have occurred and be continuing, a Restricted Investment in a person principally engaged in a Related Business with the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (5) so long as no Default or Event of Default shall have occurred and be continuing, any other Restricted Payment by the Company; provided, however, that the aggregate amount of cash expended by the Company pursuant to this clause (5) does not exceed $3 million (plus, to the extent that any Restricted Payment pursuant to this clause (5) is in the form of a Restricted Investment, the lesser of (a) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (b) the initial amount of such Restricted Investment (in each case to the extent not included in the Company's Consolidated Net Income)); and (6) the voluntary purchase, defeasance, redemption, prepayment or other acquisition and retirement for value or repurchase of Subordinated Debentures in an amount not to exceed $5.0 million in the aggregate within 30 days of the Issue Date; and in determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (x) amounts expended (to the extent such expenditure is in the form of cash) pursuant to clause (1), (2), (3) (but only to the extent such expenditure is the application of the net proceeds of the substantially concurrent sale of Capital Stock and/or warrants, rights or options (other than debt securities) to acquire Qualified Capital Stock), (4) or
(5)
shall be included in such calculation; and (y) the amount expended pursuant to clause (6) shall be excluded from such calculation.

                  SECTION 4.04. Limitation on Incurrence of Additional Indebtedness.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company or any Guarantor may incur Indebtedness if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or greater than 2.0 to
1.0 prior to August 1, 1999 and 2.25 to 1.0 thereafter.

     Neither the Company nor any Guarantor will, directly or indirectly, in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities or the Guarantees, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated.

     SECTION 4.05. Corporate Existence.

     Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of the Subsidiaries in accordance with the respective organizational documents of the Company or the Subsidiary, as the case may be, and the rights (charter and statutory) and material franchises of the Company and each of the Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of the Subsidiaries, taken as a whole.

     SECTION 4.06. Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Subsidiaries or upon the income, profits or property of it or any of the Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or for which adequate reserves, to the extent required under GAAP, have been taken or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

     SECTION 4.07. Maintenance of Properties and Insurance.

     (a) The Company shall cause all material properties owned by or leased by it or any of the Subsidiaries used or useful to the conduct of its business or the business of any of the Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals and replacements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company or any of the Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such properties are, in the reasonable and good faith judgment of the Board of Directors of the Company or such Subsidiary, as the case may be, no longer reasonably necessary in the conduct of their respective businesses or such disposition is otherwise permitted by this Indenture.

     (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

     SECTION 4.08. Compliance Certificate; Notice of Default.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each of the Company's fiscal years, an Officers' Certificate (signed by the principal executive officer, principal financial officer and principal accounting officer) stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its Obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such obligation and no Default or Event of Default has occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) The annual financial statements delivered to the Trustee pursuant to
Section 4.10 shall be accompanied by a written report of the Company's independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Securities are outstanding (i) if any Default or Event of Default has occurred and is continuing, the Company shall promptly deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within 30 Business Days of its becoming aware of such occurrence.

     SECTION 4.09. Compliance with Laws.

     The Company will comply, and will cause each of the Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are being contested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

     SECTION 4.10. Commission Reports.

     (a) The Company will deliver to the Trustee within 15 days after it files with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission all information, documents and reports required to be filed with the Commission to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA ss. 314(a).

     (b) Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company (at its own expense) shall cause its consolidated financial statements, comparable to those which would have been required to appear in annual or quarterly reports, to be delivered to the Trustee and the Holders.

     (c) For so long as any of the Securities remain outstanding, the Company will make available to any prospective purchaser of the Securities or beneficial owner of the Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act during any period when the Company is not subject to Section 13 or 15(d) under the Exchange Act.

                  SECTION 4.11.             Waiver of Stay, Extension or
                                            Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.12. Limitation on Transactions with Affiliates.

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with any of its Affiliates (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for a transaction or series of related transactions with an aggregate value of $1 million or more (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company shall have received an opinion from an independent nationally recognized investment banking firm selected by the Company, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary; and provided, further, that for a transaction or series of related transactions with an aggregate value of $5 million or more,
(i) such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors of the Company and (ii) the Board of Directors of the Company shall have received an opinion from an independent nationally recognized investment banking firm selected by the Company, that such transaction or series of related transactions is on terms which are fair, from a financial point of view, to the Company or such Restricted Subsidiary.

     (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Restricted Subsidiaries at least 51% of the outstanding voting securities of which is owned by the Company or one or more of its Wholly Owned Subsidiaries so long as no portion of the minority interest in such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Wholly Owned Subsidiary of the Company or directors or officers of such Subsidiary that hold stock of such Subsidiary to the extent that local law requires a resident of such jurisdiction to own stock of such company) or between or among such Restricted Subsidiaries; provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (iv) Permitted Investments and Restricted Payments permitted by this Indenture.

     SECTION 4.13. Limitation on Dividend and Other Payment Restrictions
                   Affecting Subsidiaries.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Re-stricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law and agreements with governmental authorities with respect to assets located in their jurisdiction, (2) this Indenture, (3) (A) customary provisions restricting
(i) the subletting or assignment of any lease or (ii) the transfer of copyrighted or patented materials, (B) provisions in agreements that restrict the assignment of such agreements or rights thereunder or (C) provisions of a customary nature contained in the terms of Capital Stock restricting the payment of dividends and the making of distributions on Capital Stock, (4) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including the Capital Stock of such Persons), (5) any agreement existing on the Issue Date (including, without limitation, the New Credit Agreement), (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture, (7) restrictions imposed by any agreement to sell assets permitted under this Indenture to any person pending the closing of such sale, (8) customary rights of first refusal with respect to the Company's and its Restricted Subsidiaries' interests in their respective Restricted Subsidiaries and joint ventures, (9) Indebtedness of a Person that was a Restricted Subsidiary at the time of Incurrence and the Incurrence of which Indebtedness is permitted by Section 4.04; provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided, further, that the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Securities, (10) the subordination of any Indebtedness owed by the Company or any of its Restricted Subsidiaries to the Company or any other Restricted Subsidiary to any other Indebtedness of the Company or any of its Restricted Subsidiaries; provided (A) such other Indebtedness is permitted under this Indenture and (B) the Board of Directors of the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not singly or in the aggregate have a materially adverse effect on the holders of the Securities or (11) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or any other agreement evidencing Indebtedness permitted under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement or any such other agreement are not less favorable to the Company in any material respect as determined by the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4) or (5).

     SECTION 4.14. Limitation on Liens.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist or remain in effect any Liens upon any properties or assets of the Company or of any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or on any income or profits therefrom, unless (a) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Securities or any Guarantee, the Securities or such Guarantee as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (b) in all other cases, the Securities and the Guarantees are equally and ratably secured, except for (A) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing the Securities and the Guarantees; (C) Liens of the Company or a Guarantor on assets of any Restricted Subsidiary; and (D) Permitted Liens.

     SECTION 4.15. Change of Control.

     (a) Upon the occurrence of a Change of Control, the Company shall make an offer to repurchase (the "Change of Control Offer") all of the then outstanding Securities pursuant to the offer described in paragraph (b) below at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Change of Control Purchase Date.

     (b) Within 30 days following the date upon which a Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

               (1) that the Change of Control Offer is being made pursuant to
          Section 4.15 and that all Securities tendered and not withdrawn will be accepted for payment;

               (2) the purchase price (including the amount of accrued interest) and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

               (3) that any Security not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to 5:00 p.m. New York City time on the third Business Day prior to the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m. New York time on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

               (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

               (8) the circumstances and relevant facts regarding such Change of Control.

     On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered (in integral multiples of $1,000) pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer promptly shall be returned by the Trustee to the Company.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations under this Section 4.15 by virtue thereof.

     SECTION 4.16. Limitation on Asset Sales.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary (exclusive of indemnities), as the case may be, from such Asset Sale shall be cash or Cash Equivalents and shall be received at the time of such disposition; provided that the amount of (a) any liabilities (as shown on the Company's or such Re-stricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets, (b) any notes or other Obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) and (c) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c), not to exceed $5 million (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this clause (ii); and provided, further, that the TEK Transaction shall not be subject to this clause (ii), and (iii) upon the consummation of an Asset Sale, the Company shall apply directly or through a Restricted Subsidiary, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either (A) to repay any Indebtedness ranking at least pari passu with the Securities and the Guarantees (and in the case of any Indebtedness outstanding under a revolving credit facility, to permanently reduce the amounts that may be reborrowed thereunder by an equivalent amount), with the Net Cash Proceeds received in respect thereof,
(B) to reinvest in Productive Assets, or (C) a combination of prepayment, reduction and investment permitted by the foregoing clauses (iii)(A) and
(iii)(B); provided that the 75% limitation referred to above shall not apply to any sale, transfer or other disposition of assets in which the cash portion of the consideration received therefor is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation. On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to repurchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of Securities equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

     Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more shall be deemed to be a Net Proceeds Offer Trigger Date). To the extent that the aggregate purchase price of Securities tendered pursuant to any Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company or any Guarantor may use such amount for general corporate purposes. Upon completion of any Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset to zero.

     Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notice of a Net Proceeds Offer shall be mailed, by first-class mail, by the Company to Holders of Securities at their last registered address not less than 30 days nor more than 60 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the following terms:

               (1) that the Net Proceeds Offer is being made pursuant to Section 4.16, that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

               (2) the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

               (3) that any Security not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

               (5) that Holders electing to have a Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Secu-rity completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities such Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

               (7)that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

     On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

     Any amounts remaining after the purchase of Securities pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

     If an offer is made to repurchase the Securities pursuant to a Net Proceeds Offer, the Company will and will cause its Restricted Subsidiaries to comply with all tender offer rules under state and federal securities laws, including, but not limited to, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, to the extent applicable to such offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and obligations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

     SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.

     The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

     SECTION 4.18. Sale and Leaseback Transactions.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Company and any Guarantor may enter into a Sale and Leaseback Transaction if (i) the Company or such Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to
Section 4.04 and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.14 hereof, (ii) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such Sale and Leaseback Transaction and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Guarantor applies the proceeds of such transaction in accordance with, Section 4.16.

     SECTION 4.19. Limitation of Guarantees by Restricted Subsidiaries.

     The Company will not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company (other than (A) Indebtedness and other Obligations under the New Credit Agreement, (B) Indebtedness incurred in reliance on clauses (xi) (to the extent the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was permitted to be guaranteed by Restricted Subsidiaries) and (xii) of the definition of Permitted Indebtedness or under Currency Agreements in reliance on clause (v) of the definition of Permitted Indebtedness, or (C) Interest Swap Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness), unless in any such case (a) such Restricted Subsidiary has executed and delivered or executes and delivers a supplemental indenture to the Indenture, providing a guarantee of payment of the Securities by such Restricted Subsidiary in the form required by this Indenture (the "Guarantee") and (b) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Securities, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinate Indebtedness shall be similarly subordinated to the Guarantee.

     Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided, however, that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


     SECTION 5.01. Merger, Consolidation and Sale of Assets.

     (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Com-pany and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company or a Restricted Subsidiary of the Company shall be the surviving or continuing corporation or
(2) the Person (if other than the Company or a Restricted Subsidiary of the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets determined on a consolidated basis for the Company and its Restricted Subsidiaries (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 4.04; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the execution of such supplemental indenture have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company (other than to a Wholly Owned Subsidiary that is a Guarantor), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such surviving entity had been named as such and the Company shall be relieved of all of its Obligations and duties under this Indenture and the Securities.

     Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:
(i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;
(ii) such entity assumes by supplemental indenture all of the Obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this Section
5.01. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need not comply with this Section 5.01.

     SECTION 5.02. Successor Corporation Substituted.

     Upon any such consolidation, merger, conveyance, lease or transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Com-pany is not the surviving Person, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company therein. When a successor corporation assumes all of the Obligations of the Company hereunder and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such Obligations.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


     SECTION 6.01. Events of Default.

     An "Event of Default" means any of the following events:

               (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days;

               (b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

               (c) a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities;

               (d) the failure to pay at final maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary (other than intercompany Indebtedness) and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $10 million or more at any time;

               (e) one or more judgments in an aggregate amount in excess of $10 million shall have been rendered against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

               (f) the Company or any of its Significant Restricted Subsidiaries
          (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors or (vii) takes any partnership or corporate action, as the case may be, to authorize or effect any of the foregoing; or

               (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of their property or (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

               (h) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid by a final judgment or order that is not appealable or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture); and

               (i) the termination of any Guarantee for any reason not permitted by this Indenture or the denial of any Person acting on behalf of any Guarantor of its Obligations under any such Guarantee.

     SECTION 6.02. Acceleration.

     If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable. If an Event of Default specified in Section 6.01(f) or (g) occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (f) or (g) of Section 6.01, the Trustee shall have received an Officers' Certificate and an

     Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Guarantees.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     SECTION 6.04. Waiver of Past Defaults.

     Subject to Sections 2.09, 6.07 and 9.02, the Holders of not less than a majority in principal amount of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

     SECTION 6.05. Control by Majority.

     The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may, in the sole judgment of the Trustee, give rise to or subject the Trustee to personal liability; provided that the Trustee may take any other action deemed proper by the Trustee.

     In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

     SECTION 6.06. Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity or security satisfactory to the Trustee in its sole judgment, against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer described in clause (3) above; and

               (5) during such 30-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

                  SECTION 6.07.             Rights of Holders To Receive
                                            Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of the Holder.

     SECTION 6.08. Collection Suit by Trustee.

     If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the actual, documented and reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company, the Subsidiaries, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     SECTION 6.10. Priorities.

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

               First: to the Trustee for amounts due under Section 7.07;

               Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their reasonable collection costs;

               Third: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               Fourth: to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

     SECTION 6.11. Undertaking for Costs.

     Each party to this Indenture agrees and each Holder of any Security by its acceptance thereof shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit instituted by the Company, any suit instituted by the Trustee, any suit instituted by a Holder pursuant to Section 6.07, or any suit instituted by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

     SECTION 6.12. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holders, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE SEVEN

                                     TRUSTEE


     SECTION 7.01. Duties of Trustee.

     (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of a Default or an Event of Default:

               (1) The Trustee need perform only those duties as are expressly and specifically set forth in this Indenture or the TIA and no covenants, duties or obligations whatsoever shall be implied under this Indenture that are adverse to the Trustee.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to it pursuant to Section
          11.04 hereof furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, un-less it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall reasonably believe that repayment of such funds is not assured to it or it does not receive an indemnity that is, in its sole discretion, adequate against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets of the Trustee except to the extent required by law.

     (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be accountable for the use of any of the Securities delivered hereunder or the proceeds thereof.

     SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

               (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

               (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee in its sole judgment against the costs, expenses and liabilities which may be incurred therein or thereby.

               (g) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received written notice thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

               (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon rea-sonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

     SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities (other than the certificate of authentication of the Trustee), it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Default.

     If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such event, the Trustee shall mail to each Securityholder, as their names and addresses appear on the Securityholder list described in Section 2.05, notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee shall not be deemed to have actual knowledge or actual notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default. The Trustee may withhold the notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

     SECTION 7.06. Reports by Trustee to Holders.

     Within 60 days after May 15 of each year, beginning with May 15, 1998, the Trustee shall, to the extent that any of the events described in TIA ss. 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b), 313(c) and 313(d).

     A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

     The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time compensation for its services hereunder (which shall be agreed to from time to time in writing by the Company and the Trustee). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented disbursements, expenses and advances (including reasonable and documented fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

     The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or perform-ance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. At the Trustee's reasonable discretion, the Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment Obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clause (f) or (g) of Section 6.01 occurs, the expenses and the compensation for the services shall be paid to the extent allowable under any Bankruptcy Law. The Company's Obligations under this Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's Obligations pursuant to Article Eight and any rejection or termination under any Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company in writing at least 60 days in advance. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

               (1)  the Trustee fails to comply with Section 7.10;

               (2)  the Trustee is adjudged bankrupt or insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify in writing each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's Obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

     SECTION 7.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA ss.ss. 310(a)(1), 310(a)(2), if applicable and 310(a)(5). The Trustee shall be a commercial bank with trust powers or a trust company, which shall have (or, in the case of a financial institution, commercial bank with trust powers or a trust company included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authorities, so long as any of the Securities are outstanding. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company, and any other obligor of the Securities.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE


     SECTION 8.01. Termination of the Company's Obligations.

     The Company may terminate all of its obligations under this Indenture (except as provided below) when

               (i) all outstanding Securities theretofore authenticated have been delivered to the Trustee for cancellation and the Company has paid or caused to be paid all sums payable under this Indenture by the Company or

               (ii) the Company has called for redemption pursuant to this Indenture all of the Securities under arrangements and in the amounts described in Section 8.03 (a) have been deposited as described therein, the conditions in clauses (i) and (ii) of the proviso to
          Section 8.03 (a) have been satisfied and the certificate and opinion described in Section 8.03(g) have been delivered.

     Notwithstanding the foregoing, the Opinion of Counsel required by clause
(ii) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

     Notwithstanding the first paragraph of this Section 8.01, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06
shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's and Guarantors' obligations under the Securities and this Indenture except for those surviving obligations specified above.

     SECTION 8.02. Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

     (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.05, 2.06, 2.07, 2.08 and 4.02, (iii) the rights, obligations and immunities of the Trustee under this Indenture and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

     (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its Obligations under the covenants contained in Sections 4.03, 4.04 and 4.12 through

4.19 and Article Five with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section 8.03 shall cease to be subject to any other obligations. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(c), 6.01(d), 6.01(e), 6.01(h) and 6.01(i) shall not constitute Events of Default.

     SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

     The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) to the outstanding Securities:

               (a) the Company irrevocably deposits, or causes to be deposited, with the Trustee, in trust for the benefit of the Holders pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee (i) U.S. Legal Tender, (ii) U.S. Government Obligations or (iii) a combination thereof, in an amount sufficient after payment of all Federal, state or local taxes or other charges or assessments in respect thereof payable by the Trustee, which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the Securities, U.S. Legal Tender in an amount which, in the opinion of a nationally recognized firm of independent certi-fied public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Trustee) delivered to the Trustee, is sufficient to pay the principal of, premium, if any, and interest on the Securities then outstanding on the dates on which any such payments are due and payable in accordance with the terms of this Indenture and of the Securities; provided, however, that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee; and (ii) the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

               (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel from independent counsel reasonably satisfactory to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

               (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax at the same amounts and in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

               (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness all or a portion of which will be used to defease the Securities concurrently with such incurrence);

               (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

               (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, such money or the proceeds of such U.S. Government Obligations will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

               (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the foregoing, the Opinion of Counsel required by clause
(b) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the maturity date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

     SECTION 8.04. Application of Trust Money.

     The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Article Eight, and shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree with the Company.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.05. Repayment to the Company.

     Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law abandoned property designates another Person.

     SECTION 8.06. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article Eight; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Securities to re-ceive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


     SECTION 9.01. Without Consent of Holders.

     The Company and the Trustee, together, may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

               (1) to cure any ambiguity, defect or inconsistency so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any Holders in any material respect;

               (2) to evidence the succession in accordance with Article Five hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (4) to make any other change that does not, in the opinion of the Trustee, adversely affect in any material respect the rights of any Securityholders hereunder;

               (5) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

               (6) to make any change that would provide any additional benefit or rights to the Securityholders or that does not adversely affect the rights of any Securityholder in any material respect; or

               (7) to provide for issuance of the Series B Securities, which will have terms substantially identical in all material respects to the Series A Securities (except that the transfer restrictions contained in the Series A Securities will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Series A Securities as a single issue of securities;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

     SECTION 9.02. With Consent of Holders.

     Subject to Section 6.07, the Company and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount unless a greater principal amount is specified herein of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount unless a greater principal amount is specified herein of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may:

               (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

               (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Securities;

               (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Securities, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

               (4) make any Securities payable in money other than that stated in the Securities;

               (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of or interest on the Securities);

               (6) modify or change any provision of this Indenture or the related definitions that adversely affects the ranking of the Securities or the Guarantees.

     Without the consent of Holders of at least 75% of the outstanding aggregate principal amount of Securities, an amendment, supplement or waiver may not make any change to the Company's obligations to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall or shall cause the Trustee to mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement, waiver or supplemental indenture.

     SECTION 9.03. Compliance with TIA.

     From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.04. Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     SECTION 9.05. Notation on or Exchange of Securities.

     If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.06. Trustee To Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms (subject to customary exceptions).

                                   ARTICLE TEN

                             GUARANTEE OF SECURITIES


     SECTION 10.01. Unconditional Guarantee.

     Each of the Guarantors hereby, jointly and severally and unconditionally guarantees, on a senior basis (such guarantee to be referred to herein as a "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of, premium, if any, and interest on the Securities (and any Additional Interest payable thereon) shall be promptly paid in full when due (subject to any applicable grace periods) whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Securities relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other Obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration or otherwise subject, however, in the case of (i) and (ii) to the limitations set forth in Section 10.04. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

     Each of the Guarantors hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other

Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any acceleration of such Obligations as provided in Article Six hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

     No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

     Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, determined in accordance with GAAP.

     SECTION 10.02. Limitations on Guarantees.

     The Obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under this Indenture, will result in the Obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any laws of the United States, any state or territory of the United States or the District of Columbia.

                  SECTION 10.03.            Execution and Delivery of
                                            Guarantee.

     To evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit G herein, shall be endorsed on each Security authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of two Officers of each Guarantor, who, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

     Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect (unless released in accordance with Section 10.04) notwithstanding any failure to endorse on each Security a notation of such Guarantee.

     If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

     SECTION 10.04. Release of a Guarantor.

     (a) Upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company, as the case may be, in compliance with Section 4.16, or upon the consolidation or merger of a Guarantor with or into any Person in compliance with Article Five (in each case, other than to the Company or an Affiliate of the Company), or if any Guarantor is dissolved or liquidated in accordance with this Indenture, such Guarantor's Guarantee shall be released, and such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor shall be deemed released from all Obligations under this Article Ten without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Ten. Concurrently with the defeasance of the Securities under Article Eight hereof, the Guarantors shall be released from all of their obligations under their Guarantees and this Article Ten.

     (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request by the Company or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Company.

     The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee endorsed on the Securities and under this Article Ten.

     Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     SECTION 10.05. Waiver of Subrogation.

     Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's Obligations under the Securities or this Indenture and such Guarantor's Obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the

Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Securities under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the Obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

     SECTION 10.06. Obligations Continuing.

     Subject to Section 10.04, the Obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the Obligations have been paid and satisfied in full.

     SECTION 10.07. Obligations Reinstated.

     Subject to Section 10.04, the Obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

     SECTION 10.08. Waiver.

     Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives notice or proof of reliance by the Holders upon the Obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest or notice of dishonor of any of the Obligations.

                  SECTION 10.09.            No Obligation To Take Action
                                            Against the Company.

     Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and Obligations under their Guarantees or under this Indenture.

     SECTION 10.10. Default and Enforcement.

     If any Guarantor fails to pay in accordance with Section 10.01, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Obligations under their Guarantees or under this Indenture.

     SECTION 10.11. Amendment, Etc.

     No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee, other than a release pursuant to
Section 10.04.

     SECTION 10.12. Acknowledgment.

     Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

     SECTION 10.13. Costs and Expenses.

     Each Guarantor shall pay on demand by the Trustee any and all reasonable costs, fees and expenses (including, without limitation, legal fees and disbursements) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

     SECTION 10.14. No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

     SECTION 10.15. Successors and Assigns.

     Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its Obligations hereunder or thereunder.

     SECTION 10.16. Contribution.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the net assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Securities or any other Guarantor's Obligations with respect to its Guarantee.

     SECTION 10.17. Future Guarantors.

     The Company shall cause each Subsidiary which, after the date of this Indenture (if not then a Guarantor), becomes a Restricted Subsidiary to execute and delivery a Supplemental Indenture and thereby become a Guarantor bound by the Guarantee of the Securities in the form set forth in Article Ten hereof (without such Guarantor being required to execute and deliver its Guarantee endorsed on the securities); provided that no Subsidiary organized outside the United States of America and no Unrestricted Subsidiary shall be required to become a Guarantor; and provided, further, that in no event shall a Subsidiary be required to become a Guarantor unless such Subsidiary guarantees any Obligations of the Company, or becomes an obligor, under the New Credit Agreement.


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS


     SECTION 11.01. TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     SECTION 11.02. Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier, by reputable overnight delivery service, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                  Autotote Corporation
                  750 Lexington Avenue, 25th Floor
                  New York, New York  10022

                  Attention:  Martin E. Schloss, Esq.

                  Facsimile:  (212) 754-2372

                  with a copy to

                  Kramer, Levin, Naftalis & Frankel
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Howard J. Rothman, Esq.

                  Facsimile:  (212) 715-8000

                  if to the Trustee:

                  IBJ Schroder Bank & Trust Company
                  One State Street
                  New York, New York  10004

                  Attention:  Corporate Trust Department

                  Facsimile:  (212) 858-2952

     Each of the Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; one (1) business day after mailing by reputable overnight courier; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that, notwithstanding the foregoing, a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03.            Communications by Holders with
                                            Other Holders.

     Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

     SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.08(a), shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.07. Legal Holidays.

     A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 11.08. Governing Law.

     THIS INDENTURE, THE SECURITIES AND THE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities or the Guarantees.

     SECTION 11.09. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.10. No Recourse Against Others.

     A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any Obligations of the Company or any Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

     SECTION 11.11. Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 11.12. Duplicate Originals.

     All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

     SECTION 11.13. Severability.

     In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                            THE COMPANY:

                            AUTOTOTE CORPORATION


                            By: /s/ William Luke
                                ----------------
                                   Name: William Luke
                                   Title:  Vice President and
                                           CFO

Attest: /s/ Martin E. Schloss


                            GUARANTORS:

                            AUTOTOTE LOTTERY CORP.


                            By: /s/ William Luke
                                ----------------
                                   Name: William Luke
                                   Title: Vice President of Finance
                                          and Treasurer


                            AUTOTOTE ENTERPRISES INC.


                          By: /s/ William Luke
                              ----------------
                                 Name: William Luke
                                 Title: Vice President and Treasurer


                          AUTOTOTE COMMUNICATION SERVICES, INC.


                          By: /s/ William Luke
                              ----------------
                                 Name: William Luke
                                 Title: Vice President and Treasurer

                          MARVIN H. SUGARMAN PRODUCTIONS, INC.


                          By: /s/ Martin E. Schloss
                              ---------------------
                                 Name: Martin E. Schloss
                                 Title: Vice President, Secretary and Director


                          RACING TECHNOLOGY, INC.


                          By: /s/ Martin E. Schloss
                              ---------------------
                                 Name: Martin E. Schloss
                                 Title: Vice President, Secretary and Director


                          AUTOTOTE KENO CORP.


                          By: /s/ William Luke
                              ----------------
                                 Name: William Luke
                                 Title: Treasurer


                          AUTOTOTE SYSTEMS, INC.


                          By: /s/ Martin E. Schloss
                              ---------------------
                                 Name: Martin E. Schloss
                                 Title: Vice President, Secretary and Director

                           AUTOTOTE INTERNATIONAL INC.


                          By: /s/ Martin E. Schloss
                              ---------------------
                                 Name: Martin E. Schloss
                                 Title: Secretary and Director


                            AUTOTOTE MANAGEMENT CORP.


                           By: /s/ William Luke
                               ----------------
                                  Name: William Luke
                                  Title: Treasurer and Director


                           AUTOTOTE MEXICO, LTD.


                           By: /s/ Martin E. Schloss
                               ---------------------
                                  Name: Martin E. Schloss
                                  Title: Vice President, Secretary and Director


                           NEWARK HOLDING, INC.


                           By: /s/ Martin E. Schloss
                               ---------------------
                                  Name: Martin E. Schloss
                                  Title: Vice President, Secretary and Director


                           THE TRUSTEE:

                           IBJ SCHRODER BANK & TRUST COMPANY, as Trustee


                           BY: /s/ Luis Perez
                               --------------
                                  NAME: Luis Perez
                                  TITLE: Asst. Vice President

                                    EXHIBIT A


                           [FORM OF SERIES A SECURITY]


         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
         (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

EXHIBIT A-2


                    FORM OF LEGEND FOR REGULATION S SECURITY


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF THIS SECURITY MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL SECURITY OR IN A GLOBAL SECURITY UNTIL AFTER THE LATER OF THE DATE OF EXPIRATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE PROPER REQUIRED CERTIFICATION RELATING TO SUCH INTEREST HAS BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

                                             AUTOTOTE CORPORATION

                                              10-7/8% Senior Note
                                              due 2004, Series A

CUSIP No.:
No. [         ]                                 $[            ]


     AUTOTOTE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to [ ] or registered assigns, the principal sum of $[ ] Dollars, on August 1, 2004.

                  Interest Payment Dates:  February 1 and August 1.

                  Record Dates:  January 15 and July 15.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                              AUTOTOTE CORPORATION


                              By:
                                     Name:
                                     Title:


                              By:
                                     Name:
                                     Title:


                  This is one of the 10-7/8% Senior Notes due 2004, described in the within-mentioned Indenture.

Dated:
                       IBJ SCHRODER BANK & TRUST COMPANY,
                               as Trustee


                              By:
                              Authorized Signatory

                                             (REVERSE OF SECURITY)
                                             AUTOTOTE CORPORATION

                                              10-7/8% Senior Note
                                              due 2004, Series A


1.Interest.

     AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 28, 1997. The Company will pay interest semi-annually on February 1 and August 1 of each year (the "Interest Payment Date"), commencing February 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 28, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months or in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.Method of Payment.

     The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.Paying Agent and Registrar.

     Initially, IBJ Schroder Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the

Holders. The Company or any of its Subsidiaries may act as Registrar or Paying Agent.

4.Indenture.

     The Company issued the Securities under an Indenture, dated as of July 28, 1997 (the "Indenture"), between the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company limited in aggregate principal amount to $110,000,000.

5.Optional Redemption.

     The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after August 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

               Year                                      Percentage
               ----                                      ----------
               2001...................................        105.438%
               2002...................................        102.719%
               2003 and thereafter....................        100.000%


6.Optional Redemption upon Public Equity Offering.

     At any time, or from time to time, on or prior to August 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the original principal amount of the Securities at a redemption price equal to 110.875% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that after giving effect to any such redemption at least 65% of the original principal amount of the Securities remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

7.Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any to the Redemption Date.

8.Offers to Purchase.

     Sections 4.15 and 4.16 of the Indenture provide that, and upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

9.Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or por-tions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

10.Persons Deemed Owners.

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.Unclaimed Funds.

     If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.Legal Defeasance and Covenant Defeasance.

     The Company may be discharged from its Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Subsidi-aries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

15.Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

19.Guarantees.

     This Security will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and Obligations thereunder of the Guarantors, the Trustee and the Holders.

20.Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21.CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.Registration Rights.

     Pursuant to the Registration Rights Agreement, the Company and the Guarantors will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Series A Security for the Company's 10-7/8% Senior Notes due 2004, Series B, which will have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

     The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Autotote Corporation, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attn: Chief Financial Officer.

23.Governing Laws.

     This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to:

---------------------------------------------------------------

---------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_____________________________________, agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated:                       Signed:
                                     (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:__________________________________________
                                    Participant in a recognized Signature
                                    Guarantee Medallion Program (or other
                                    signature guarantor program reasonably
                                    acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [      ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $_____________


Date:             Your Signature:_________________________
                                (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                                    Participant in a recognized Signature
                                    Guarantee Medallion Program (or other
                                    signature guarantor program reasonably
                                    acceptable to the Trustee)

                                                                       EXHIBIT B


                           [FORM OF SERIES B SECURITY]
                              AUTOTOTE CORPORATION

                               10-7/8% Senior Note
                               due 2004, Series B


CUSIP No.:
No. [         ]                                $[             ]


     AUTOTOTE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to [ ] or registered assigns, the principal sum of $[ ] Dollars, on August 1, 2004.

                  Interest Payment Dates:  February 1 and August 1.

                  Record Dates:  January 15 and July 15

     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

                             AUTOTOTE CORPORATION


                             By:
                                    Name:
                                    Title:


                             By:
                                    Name:
                                    Title:


     This is one of the 10-7/8% Senior Notes due 2004, Series B, described in the within-mentioned Indenture.

Dated:

                       IBJ SCHRODER BANK & TRUST COMPANY,
                          as Trustee


                       By:
                              Authorized Signatory

                              (REVERSE OF SECURITY)
                              AUTOTOTE CORPORATION

                               10-7/8% Senior Note
                               due 2004, Series B


1.Interest.

     AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from July 28, 1997. The Company will pay interest semi-annually on February 1 and August 1 of each year (the "Interest Payment Date"), commencing February 1, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 28, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months or in the case of a partial month, the actual number of days elapsed.

     The Company shall pay interest at the rate of interest then borne by the Securities on overdue installments of principal and on overdue installments of interest and on overdue installments of interest to the extent lawful as provided in the Indenture.

2.Method of Payment.

     The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.Paying Agent and Registrar.

     Initially, IBJ Schroder Bank & Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, act as Registrar or Paying Agent.

4.Indenture.

     The Company issued the Securities under an Indenture, dated as of July 28, 1997 (the "Indenture"), between the Company, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA and as it may be amended from time to time. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general Obligations of the Company limited in aggregate principal amount to $110,000,000.

5.Optional Redemption.

     The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after August 1, 2001, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued and unpaid interest to the date of redemption:

               Year                                    Percentage
               ----                                    ----------
               2001...............................          105.438%
               2002...............................          102.719%
               2003 and thereafter................          100.000%

6.Optional Redemption upon Public Equity Offering.

     At any time, or from time to time, on or prior to August 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the original principal amount of the Securities at a redemption price equal to 110.875% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that after giving effect to any such redemption at least 65% of the origi-nal principal amount of the Securities remains outstanding. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

7.Notice of Redemption.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Securities called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Securities will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any to the Redemption date.

8.Offers to Purchase.

     Sections 4.15 and 4.16 of the Indenture provide that, and upon the occurrence of a Change of Control (as defined in the Indenture) and after certain Asset Sales (as defined in the Indenture), subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

9.Denominations; Transfer; Exchange.

     The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption, except the unredeemed portion of any Security being redeemed in part.

10.Persons Deemed Owners.

     The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.Unclaimed Funds.

     If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

12.Legal Defeasance and Covenant Defeasance.

     The Company may be discharged from their Obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from their Obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

13.Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Subsidiaries to incur additional Indebtedness, create certain liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates and merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.

15.Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

16.Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such Obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.Authentication.

     This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security by its manual signature.

19.Guarantees.

     This Security will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and Obligations thereunder of the Guarantors, the Trustee and the Holders.

20.Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21.CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture.

22.Governing Law.

     This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Security.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to:




(Print or type name, address and zip code of assignee or transferee)


(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.


Dated:                Signed:_________________________
                                  (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:
                                    Participant in a recognized Signature
                                    Guarantee Medallion Program (or other
                                    signature guarantor program reasonably
                                    acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [      ] Section 4.16 [      ]

     If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount: $_____________


Date:                       Your Signature:
                                       (Sign exactly as your name appears on the other side of this Security)


Signature Guarantee:
                                    Participant in a recognized Signature
                                    Guarantee Medallion Program (or other
                                    signature guarantor program reasonably
                                    acceptable to the Trustee)

                                                                       EXHIBIT C


                      FORM OF LEGEND FOR GLOBAL SECURITIES


                  Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES


  Re: 10-7/8% Senior Notes due 2004 (the "Securities"), of Autotote Corporation


     This Certificate relates to $_______ principal amount of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

         [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ] has requested that the Registrar by written order to exchange or register the transfer of a Physical Security or Physical Securities.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of this Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

         [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16(a)(II)(A) or Section 2.16(d)(i)(A) of the Indenture).

         [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     [ ] Such Security is being transferred to an institutional
"accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act.

     [ ] Such Security is being transferred in reliance on Regulation S under the Act.

     [ ] Such Security is being transferred in reliance on Rule 144 under the Act.

     [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."

                        ------------------------------
                           [INSERT NAME OF TRANSFEROR]


                          By:_________________________
                              [Authorized Signatory]


Date:_____________ *Check applicable box.

                                                                       EXHIBIT E


                            Form of Certificate To Be
                          Delivered in Connection with
                 Transfers to Institutional Accredited Investors


                                                    ---------------, ----

IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004

Attention:  Corporate Trust Department

               Re: Autotote Corporation (the "Company") Indenture (the "Indenture") relating to 10-7/8% Senior Notes due 2004

Ladies and Gentlemen:

     In connection with our proposed purchase of 10-7/8% Senior Notes due 2004 (the "Securities"), of Autotote Corporation (the "Company"), we confirm that:

     1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated July , 1997 relating to the Securities. We acknowledge that we have read and agreed to the matters stated on pages i-iii of the Offering Memorandum and in the section entitled "Notice to Investors" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

     2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

     3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accor-dance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulations S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

     4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" in the Offering Memorandum.

     5. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company, such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

     6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferor]


                              By:
                                       [Authorized Signatory]

                                                                       EXHIBIT F


                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers


                                                     ---------------, ----
IBJ Schroder Bank & Trust Company
One State Street
New York, New York  10004

Attention:  Corporate Trust Administration

         Re:      Autotote Corporation (the "Company")
                  10-7/8% Senior Notes due 2004
                  (the "Securities")


Dear Sirs:

     In connection with our proposed sale of $____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

               (1) the offer of the Securities was not made to a person in the United States;

               (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

               (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

               (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By:
                                       [Authorized Signature]

                                                                       EXHIBIT G


                                    GUARANTEE


     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Security the cash payments in United States dollars of principal of, premium, if any, and interest on this Security (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Security, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of July 28, 1997, among Autotote Corporation, a Delaware corporation, as issuer (the "Company"), each of the Guarantors named therein and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

     The Obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:____________________


                        [NAME OF GUARANTOR], as Guarantor


                        By: ____________________________
                                      Name:
                                     Title:


                        By: ____________________________
                                      Name:
                                     Title: